1Q23
Financial Results
April 2023

Earnings Press Release
and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	First Quarter 2023

Financial Supplement
Corporate Information	First Quarter 2023

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of March 31, 2023, the company’s 314 data centers, including 59 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 38.8 million square feet, excluding approximately 9.2 million square feet of space under active development and 3.7 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX  78735
Telephone: (737) 281-0101
Website: https://www.digitalrealty.com/

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Corey J. Dyer

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

BMO
	Bank of America		BMO Capital	BNP Paribas
Argus Research	Merrill Lynch	Barclays	Markets	Exane	Citigroup	TD Cowen
Marie Ferguson	David Barden	Brendan Lynch	Ari Klein	Nate Crossett	Michael Rollins	Michael Elias
(212) 425-7500	(646) 855-1320	(212) 526-9428	(212) 885-4103	(646) 725-3716	(212) 816-1116	(646) 562-1358

Credit Suisse	Deutsche Bank	Edward Jones	Evercore ISI	Green Street Advisors	J.P. Morgan	Jefferies
Sami Badri	Matthew Niknam	Kyle Sanders	Irvin Liu	David Guarino	Richard Choe	Jonathan Petersen
(212) 538-1727	(212) 250-4711	(314) 515-0198	(415) 800-0183	(949) 640-8780	(212) 662-6708	(212) 284-1705

MoffettNathanson	Morgan Stanley	Morningstar	Raymond James	RBC Capital Markets	Stifel	Truist Securities
Nick Del Deo	Simon Flannery	Matthew Dolgin	Frank Louthan	Jonathan Atkin	Erik Rasmussen	Anthony Hau
(212) 519-0025	(212) 761-6432	(312) 696-6783	(404) 442-5867	(415) 633-8589	(212) 271-3461	(212) 303-4176

UBS	Wells Fargo	Wolfe Research
John Hodulik	Eric Luebchow	Andrew Rosivach
(212) 713-4226	(312) 630-2386	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	First Quarter 2023

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22
High price	$122.43	$114.86	$138.09	$153.50	$177.15
Low price	$90.72	$85.76	$96.08	$124.00	$130.10
Closing price, end of quarter	$98.31	$100.27	$99.18	$129.83	$141.80
Average daily trading volume	2,232,417	2,168,114	1,608,999	1,580,520	1,661,700
Indicated dividend per common share (1)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	5.0%	4.9%	4.9%	3.8%	3.4%
Shares and units outstanding, end of quarter (2)	297,760,767	297,436,891	293,803,727	291,033,400	290,956,547
Closing market value of shares and units outstanding (3)	$29,272,861	$29,823,997	$29,139,454	$37,784,866	$41,257,638

(1)	On an annualized basis.
(2)	As of March 31, 2023, the total number of shares and units includes 291,298,610 shares of common stock, 4,375,444 common units held by third parties and 2,086,713 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	First Quarter 2023

Shares and Units at End of Quarter	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22
Common shares outstanding	291,298,610	291,148,222	287,509,059	284,733,922	284,666,082
Common partnership units outstanding	6,462,157	6,288,669	6,294,668	6,299,478	6,290,465
Total Shares and Units	297,760,767	297,436,891	293,803,727	291,033,400	290,956,547

Enterprise Value
Market value of common equity (1)	$29,272,861	$29,823,997	$29,139,454	$37,784,866	$41,257,638
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	17,875,511	16,596,803	15,758,509	14,294,307	14,388,215
Total Enterprise Value	$47,903,372	$47,175,800	$45,652,963	$52,834,174	$56,400,853
Total debt / total enterprise value	37.3%	35.2%	34.5%	27.1%	25.5%
Debt-plus-preferred-to-total-enterprise-value	38.9%	36.8%	36.2%	28.5%	26.8%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$33,805,740	$33,035,069	$31,046,413	$29,408,055	$29,444,273
Total Assets	41,953,068	41,484,998	39,215,217	35,956,057	36,680,546
Total Liabilities	22,799,620	21,862,853	20,230,276	18,284,791	18,429,107

Selected Operating Data
Total operating revenues	$1,338,724	$1,233,108	$1,192,082	$1,139,321	$1,127,323
Total operating expenses	1,161,388	1,112,127	1,034,701	968,950	986,087
Net income	68,839	763	238,791	63,862	76,911
Net income / (loss) available to common stockholders	58,547	(6,093)	226,894	53,245	63,101

Financial Ratios
EBITDA (2)	$603,419	$493,244	$711,676	$515,642	$576,337
Adjusted EBITDA (3)	667,804	638,969	619,786	610,994	602,994
Net Debt to Adjusted EBITDA (4)	7.1x	6.9x	6.7x	6.2x	6.3x
Interest expense	102,220	86,882	76,502	69,023	66,725
Fixed charges (5)	139,172	121,644	103,987	93,335	91,657
Interest coverage ratio (6)	4.7x	5.3x	6.1x	6.6x	6.1x
Fixed charge coverage ratio (7)	4.4x	4.9x	5.5x	6.0x	5.5x

Profitability Measures
Net income / (loss) per common share - basic	$0.20	($0.02)	$0.79	$0.19	$0.22
Net income / (loss) per common share - diluted	$0.19	($0.02)	$0.75	$0.19	$0.22
Funds from operations (FFO) / diluted share and unit (8)	$1.60	$1.45	$1.55	$1.55	$1.60
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.66	$1.65	$1.67	$1.72	$1.67
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.56	$1.29	$1.50	$1.63	$1.59
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (8) (10)	76.0%	83.9%	79.0%	78.7%	76.3%
Diluted Core FFO payout ratio (8) (11)	73.5%	73.9%	73.2%	71.1%	73.2%
Diluted AFFO payout ratio (9) (12)	78.2%	94.8%	81.5%	75.0%	76.7%

Portfolio Statistics
Buildings (13)	328	329	316	309	303
Data Centers (13)	314	316	304	297	291
Cross-connects (13)(14)	214,000	211,000	188,000	185,000	181,500
Net rentable square feet, excluding development space (13)	38,804	38,156	36,699	36,803	35,787
Occupancy at end of quarter (15)	83.5%	84.7%	84.7%	83.9%	83.3%
Occupied square footage (13)	32,394	32,327	31,077	30,866	29,801
Space under active development (16)	9,243	9,245	8,878	8,289	8,087
Space held for development (17)	3,742	3,351	2,896	2,661	2,646
Weighted average remaining lease term (years) (18)	4.8	4.7	4.7	4.8	4.8
Same-capital occupancy at end of quarter (15) (19)	83.7%	84.2%	83.5%	83.0%	82.7%

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	First Quarter 2023

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 32. For a reconciliation of net income available to common stockholders to EBITDA, see page 31.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 32. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 31.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents (including our share of joint venture cash), divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 32. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 32. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 25). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 28). Excludes buildings held-for-sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2021 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2022-2023, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	First Quarter 2023

Digital Realty Reports First Quarter 2023 Results

Austin, TX — April 27, 2023 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the first quarter of 2023. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.19 per share in 1Q23, compared to $0.22 in 1Q22
◾	Reported FFO per share of $1.60 in 1Q23, compared to $1.60 in 1Q22
◾	Reported Core FFO per share of $1.66 and Constant-Currency Core FFO per share of $1.69 in 1Q23, compared to $1.67 in 1Q22
◾	Reported “Same-Capital” cash NOI growth of 3.4% in 1Q23
◾	Reported rental rate increases on renewal leases of 4.5% on a cash basis in 1Q23
◾	Signed total bookings during 1Q23 that are expected to generate $83 million of annualized GAAP rental revenue, including a $34 million contribution from the 0-1 megawatt category and a record $14 million contribution from interconnection
◾	Maintained 2023 Core FFO per share outlook of $6.65 - $6.75

Financial Results

Digital Realty reported revenues for the first quarter of 2023 of $1.3 billion, a 9% increase from the previous quarter and a 19% increase from the same quarter last year.

The company delivered first quarter of 2023 net income of $69 million, and net income / (loss) available to common stockholders of $59 million, or $0.19 per diluted share, compared to ($0.02) per diluted share in the previous quarter and $0.22 per diluted share in the same quarter last year.

Digital Realty generated first quarter of 2023 Adjusted EBITDA of $668 million, a 5% increase from the previous quarter and an 11% increase over the same quarter last year.

The company reported first quarter of 2023 funds from operations (FFO) of $485 million, or $1.60 per share, compared to $1.45 per share in the previous quarter and $1.60 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered first quarter of 2023 Core FFO per share of $1.66, compared to $1.65 per share in the previous quarter and $1.67 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.69 for the first quarter of 2023.

Leasing Activity

In the first quarter, Digital Realty signed total bookings that are expected to generate $83 million of annualized GAAP rental revenue, including a $34 million contribution from the 0-1 megawatt category and a record $14 million contribution from interconnection.

“Our first quarter results demonstrate the inflection we have been anticipating in our operating business, driven by a combination of steady, broad-based demand across our segments and markets, as well as reduced data center availability,” said Digital Realty President & Chief Executive Officer Andy Power. “Improving fundamentals, along with continued focus and execution PlatformDIGITAL® customer value proposition, put Digital Realty firmly on the path toward sustainable, organic core growth.”

The weighted-average lag between new leases signed during the first quarter of 2023 and the contractual commencement date was sixteen months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $155 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the first quarter of 2023 rolled up 4.5% on a cash basis and up 6.4% on a GAAP basis.

Digital Realty Trust
Earnings Release	First Quarter 2023

New leases signed during the first quarter of 2023 are summarized by region as follows:

	Annualized GAAP
	Base Rent	Square Feet	GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	(in thousands)	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$12,265	60	$204	3.6	$281
> 1 MW	27,464	189	145	19.7	116
Other (1)	581	19	30	—	—
Total	$40,310	269	$150	23.3	$142

EMEA (2)
0-1 MW	$20,273	73	$278	5.5	$308
> 1 MW	7,357	59	125	5.5	111
Other (1)	17	1	33	—	—
Total	$27,647	132	$209	11.0	$209

Asia Pacific (2)
0-1 MW	$1,252	8	$156	0.5	$225
> 1 MW	—	—	—	—	—
Other (1)	21	—	44	—	—
Total	$1,273	8	$149	0.5	$225

All Regions (2)
0-1 MW	$33,790	141	$239	9.6	$294
> 1 MW	34,821	248	140	25.2	115
Other (1)	619	20	30	—	—
Total	$69,230	410	$169	34.8	$164

Interconnection	$14,063	N/A	N/A	N/A	N/A

Grand Total	$83,293	410	$169	34.8	$164

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended March 31, 2023.

Investment Activity

During the first quarter, a venture jointly owned by Digital Realty and a third party disposed of a stabilized data center in Ashburn, Virginia.

During the first quarter, MC Digital Realty, acquired a three-acre land parcel, which could support up to 24MW of IT load in Osaka, Japan, for ¥950 million or $7 million.

Also during the first quarter, Teraco acquired a freehold interest of the Cape Town 1 site, a land and building shell, which they had previously leased.

Digital Realty Trust
Earnings Release	First Quarter 2023

Balance Sheet

Digital Realty had approximately $17.9 billion of total debt outstanding as of March 31, 2023, comprised of $17.3 billion of unsecured debt and approximately $0.6 billion of secured debt and other. At the end of the first quarter of 2023, net debt-to-Adjusted EBITDA was 7.1x, debt-plus-preferred-to-total enterprise value was 38.9% and fixed charge coverage was 4.4x.

During the first quarter of 2023, Digital Realty completed a $740 million two-year U.S. dollar term loan with an initial maturity date of March 31, 2025 and a one-year extension option.

Digital Realty Trust
Earnings Release	First Quarter 2023

2023 Outlook

Digital Realty maintained its 2023 Core FFO per share and constant-currency Core FFO per share outlook of $6.65 - $6.75. The assumptions underlying the outlook are summarized in the following table.

	As of	As of
Top-Line and Cost Structure	February 16, 2023	April 27, 2023
Total revenue	$5.700 - $5.800 billion	$5.500 - $5.600 billion
Net non-cash rent adjustments (1)	($55 - $60 million)	($55 - $60 million)
Adjusted EBITDA	$2.675 - $2.725 billion	$2.675 - $2.725 billion
G&A	$425 - $435 million	$425 - $435 million

Internal Growth
Rental rates on renewal leases
Cash basis	Greater than 3.0%	Greater than 3.0%
GAAP basis	Greater than 3.0%	Greater than 3.0%
Year-end portfolio occupancy	85.0% - 86.0%	85.0% - 86.0%
"Same-capital" cash NOI growth (2)	3.0% - 4.0%	3.0% - 4.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.25	$1.20 - $1.25
U.S. Dollar / Euro	$1.00 - $1.05	$1.05 - $1.10

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$1.5 - $2.5 billion	$1.5 - $2.5 billion
Cap rate	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx (3)	$2.3 - $2.5 billion	$2.3 - $2.5 billion
Average stabilized yields	9.0% - 15.0%	9.0% - 15.0%
Enhancements and other non-recurring CapEx (4)	$15 - $20 million	$15 - $20 million
Recurring CapEx + capitalized leasing costs (5)	$230 - $240 million	$230 - $240 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.0 - $1.5 billion	$1.0 - $1.5 billion
Pricing	4.5% - 5.5%	5.5% - 6.0%
Timing	First Half 2023	First Half 2023

Net income per diluted share	$1.15 - $1.25	$1.15 - $1.25
Real estate depreciation and (gain) / loss on sale	$5.25 - $5.25	$5.25 - $5.25
Funds From Operations / share (NAREIT-Defined)	$6.40 - $6.50	$6.40 - $6.50
Non-core expenses and revenue streams	$0.25 - $0.25	$0.25 - $0.25
Core Funds From Operations / share	$6.65 - $6.75	$6.65 - $6.75
Foreign currency translation adjustments	$0.00 - $0.00	$0.00 - $0.00
Constant-Currency Core Funds From Operations / share	$6.65 - $6.75	$6.65 - $6.75

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “same-capital” pool includes properties owned as of December 31, 2021 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2022-2023, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Includes land acquisitions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust
Earnings Release	First Quarter 2023

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, and definitions of FFO and Core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items, such as debt issuances, that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on April 27, 2023, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s first quarter 2023 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 4681490 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until May 27, 2023. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 9334829. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data “meeting place” and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 28 countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

(737) 281-0101

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(737) 281-0101

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2023

	Three Months Ended
	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22
Rental revenues	$870,975	$834,374	$787,839	$767,313	$751,962
Tenant reimbursements - Utilities	317,148	247,725	251,420	218,198	224,547
Tenant reimbursements - Other	40,150	46,045	49,419	52,688	51,511
Interconnection & other	101,695	97,286	95,486	93,338	93,530
Fee income	7,868	7,508	6,169	5,072	5,757
Other	887	168	1,749	2,713	15
Total Operating Revenues	$1,338,724	$1,233,108	$1,192,082	$1,139,321	$1,127,323

Utilities	$346,364	$268,561	$271,844	$223,426	$241,239
Rental property operating	224,861	222,430	205,886	198,076	194,354
Property taxes	40,424	42,032	39,860	47,213	46,526
Insurance	4,355	4,578	4,002	3,836	3,698
Depreciation & amortization	421,198	430,130	388,704	376,967	382,132
General & administration	107,766	104,452	95,792	101,991	96,435
Severance, equity acceleration, and legal expenses	4,155	15,980	1,655	3,786	2,077
Transaction and integration expenses	12,267	17,350	25,862	13,586	11,968
Impairment of investments in real estate	—	3,000	—	—	—
Other expenses	—	3,615	1,096	70	7,657
Total Operating Expenses	$1,161,388	$1,112,127	$1,034,701	$968,950	$986,087

Operating Income	$177,335	$120,981	$157,381	$170,371	$141,236

Equity in earnings / (loss) of unconsolidated joint ventures	14,897	(28,112)	(12,254)	(34,088)	60,958
Gain / (loss) on sale of investments	—	(6)	173,990	—	2,770
Interest and other income / (expense), net	280	(22,894)	15,752	13,008	3,051
Interest (expense)	(102,220)	(86,882)	(76,502)	(69,023)	(66,725)
Income tax benefit / (expense)	(21,454)	17,676	(19,576)	(16,406)	(13,244)
Loss from early extinguishment of debt	—	—	—	—	(51,135)
Net Income	$68,839	$763	$238,791	$63,862	$76,911

Net income / (loss) attributable to noncontrolling interests	(111)	3,326	(1,716)	(436)	(3,629)
Net Income Attributable to Digital Realty Trust, Inc.	$68,728	$4,089	$237,075	$63,426	$73,282

Preferred stock dividends, including undeclared dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)
Net Income / (Loss) Available to Common Stockholders	$58,547	($6,093)	$226,894	$53,245	$63,101

Weighted-average shares outstanding - basic	291,218,549	289,364,739	286,693,071	284,694,064	284,525,992
Weighted-average shares outstanding - diluted	303,064,832	301,712,082	296,414,726	285,109,903	285,025,099
Weighted-average fully diluted shares and units	309,026,076	307,546,353	302,257,518	290,944,163	290,662,421

Net income / (loss) per share - basic	$0.20	($0.02)	$0.79	$0.19	$0.22
Net income / (loss) per share - diluted	$0.19	($0.02)	$0.75	$0.19	$0.22

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2023

	Three Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22

Net Income / (Loss) Available to Common Stockholders	$58,547	($6,093)	$226,894	$53,245	$63,101
Adjustments:
Non-controlling interest in operating partnership	1,500	(586)	5,400	1,500	1,600
Real estate related depreciation & amortization (1)	412,192	422,951	381,425	369,327	374,162
Depreciation related to non-controlling interests	(13,388)	(13,856)	(8,254)	-	-
Unconsolidated JV real estate related depreciation & amortization	33,719	33,927	30,831	29,022	29,320
(Gain) / loss on real estate transactions	(7,825)	572	(173,990)	(1,144)	(2,770)
Impairment of investments in real estate	-	3,000	-	-	-
Funds From Operations - diluted	$484,745	$439,915	$462,306	$451,949	$465,412

Weighted-average shares and units outstanding - basic	297,180	295,199	292,536	290,528	290,163
Weighted-average shares and units outstanding - diluted (2)(3)	309,026	307,546	302,258	290,944	290,662

Funds From Operations per share - basic	$1.63	$1.49	$1.58	$1.56	$1.60

Funds From Operations per share - diluted (2)(3)	$1.60	$1.45	$1.55	$1.55	$1.60

	Three Months Ended
Reconciliation of FFO to Core FFO	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22

Funds From Operations - diluted	$484,745	$439,915	$462,306	$451,949	$465,412
Other non-core revenue adjustments	(887)	(3,786)	(1,818)	456	13,916
Transaction and integration expenses	12,267	17,350	25,862	13,586	11,968
Loss from early extinguishment of debt	-	-	-	-	51,135
Severance, equity acceleration, and legal expenses (4)	4,155	15,980	1,655	3,786	2,077
(Gain) / Loss on FX revaluation	(6,778)	14,564	(1,120)	29,539	(67,676)
Other non-core expense adjustments	-	3,615	1,046	70	7,657
Core Funds From Operations - diluted	$493,500	$487,638	$487,931	$499,386	$484,490

Weighted-average shares and units outstanding - diluted (2)(3)	297,382	295,519	292,830	290,944	290,662

Core Funds From Operations per share - diluted (2)	$1.66	$1.65	$1.67	$1.72	$1.67

(1) Real Estate Related Depreciation & Amortization	Three Months Ended
	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22

Depreciation & amortization per income statement	$421,198	$430,130	$388,704	$376,967	$382,132
Non-real estate depreciation	(9,006)	(7,179)	(7,279)	(7,640)	(7,970)
Real Estate Related Depreciation & Amortization	$412,192	$422,951	$381,425	$369,327	$374,162

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. US GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related minority interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended
	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22
Teraco noncontrolling share of FFO	$11,069	$7,213	$4,706	-	-
Teraco related minority interest	$11,069	$7,213	$4,706	-	-

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the definitions section.
(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2023

	Three Months Ended
Reconciliation of Core FFO to AFFO	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22

Core FFO available to common stockholders and unitholders	$493,500	$487,638	$487,931	$499,386	$484,490
Adjustments:
Non-real estate depreciation	9,006	7,179	7,279	7,640	7,970
Amortization of deferred financing costs	4,072	3,753	3,270	3,330	3,634
Amortization of debt discount/premium	1,301	1,276	1,146	1,193	1,214
Non-cash stock-based compensation expense	13,056	16,042	15,948	15,799	14,453
Straight-line rental revenue	(16,194)	(29,392)	(18,123)	(17,278)	(18,810)
Straight-line rental expense	(515)	(208)	2,679	(2,237)	4,168
Above- and below-market rent amortization	(1,226)	(762)	(465)	196	335
Deferred tax (benefit) / expense	(9,795)	(4,885)	(5,233)	(769)	(1,604)
Leasing compensation & internal lease commissions	11,067	9,578	9,866	9,411	13,261
Recurring capital expenditures (1)	(40,465)	(109,999)	(66,200)	(43,497)	(46,770)

AFFO available to common stockholders and unitholders (2)	$463,807	$380,220	$438,097	$473,173	$462,341

Weighted-average shares and units outstanding - basic	297,180	295,199	292,536	290,528	290,163
Weighted-average shares and units outstanding - diluted (3)	297,382	295,519	292,830	290,944	290,662

AFFO per share - diluted (3)	$1.56	$1.29	$1.50	$1.63	$1.59

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22

Diluted AFFO Payout Ratio	78.2%	94.8%	81.5%	75.0%	76.7%

	Three Months Ended
Share Count Detail	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22

Weighted Average Common Stock and Units Outstanding	297,180	295,199	292,536	290,528	290,163
Add: Effect of dilutive securities	202	320	294	416	499
Weighted Avg. Common Stock and Units Outstanding - diluted	297,382	295,519	292,830	290,944	290,662

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	First Quarter 2023

	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22
Assets
Investments in real estate:
Real estate	$27,052,022	$26,136,057	$24,876,600	$24,065,933	$23,769,712
Construction in progress	4,563,578	4,789,134	4,222,142	3,362,114	3,523,484
Land held for future development	194,564	118,452	34,713	37,460	107,003
Investments in real estate	$31,810,164	$31,043,643	$29,133,455	$27,465,507	$27,400,199
Accumulated depreciation and amortization	(7,600,559)	(7,268,981)	(6,826,918)	(6,665,118)	(6,467,233)
Net Investments in Properties	$24,209,605	$23,774,662	$22,306,537	$20,800,389	$20,932,966
Investment in unconsolidated joint ventures	1,995,576	1,991,426	1,912,958	1,942,549	2,044,074
Net Investments in Real Estate	$26,205,180	$25,766,088	$24,219,495	$22,742,937	$22,977,040

Cash and cash equivalents	$131,406	$141,773	$176,969	$99,226	$157,964
Accounts and other receivables (1)	1,070,066	969,292	861,117	797,208	774,579
Deferred rent	627,700	601,590	556,198	554,016	545,666
Customer relationship value, deferred leasing costs & other intangibles, net	3,015,291	3,092,627	3,035,861	2,521,390	2,640,795
Goodwill	9,199,636	9,208,497	8,728,105	7,545,107	7,802,440
Operating lease right-of-use assets	1,317,293	1,351,329	1,253,393	1,310,970	1,361,942
Other assets	386,495	353,802	384,079	385,202	420,119
Total Assets	$41,953,068	$41,484,998	$39,215,217	$35,956,057	$36,680,546

Liabilities and Equity
Global unsecured revolving credit facilities	$2,514,202	$2,150,451	$2,255,139	$1,440,040	$943,325
Unsecured term loans	1,542,275	797,449	729,976	—	—
Unsecured senior notes, net of discount	13,258,079	13,120,033	12,281,410	12,695,568	13,284,650
Secured debt and other, net of premiums	560,955	528,870	491,984	158,699	160,240
Operating lease liabilities	1,443,994	1,471,044	1,363,712	1,418,540	1,472,510
Accounts payable and other accrued liabilities	1,923,819	1,868,884	1,621,406	1,619,222	1,572,359
Deferred tax liabilities, net	1,164,276	1,192,752	1,145,097	611,582	649,112
Accrued dividends and distributions	—	363,716	—	—	—
Security deposits and prepaid rent	392,021	369,654	341,552	341,140	346,911
Total Liabilities	$22,799,620	$21,862,853	$20,230,276	$18,284,791	$18,429,107

Redeemable non-controlling interests - operating partnership	1,448,772	1,514,680	1,429,920	41,047	42,734

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (5)	2,888	2,887	2,851	2,824	2,824
Additional paid-in capital	22,126,379	22,142,868	21,528,384	21,091,364	21,069,391
Dividends in excess of earnings	(4,995,982)	(4,698,313)	(4,336,201)	(4,211,685)	(3,916,854)
Accumulated other comprehensive (loss), net	(652,486)	(595,798)	(862,804)	(475,561)	(188,844)
Total Stockholders' Equity	$17,212,490	$17,583,334	$17,063,920	$17,138,632	$17,698,207

Noncontrolling Interests
Noncontrolling interest in operating partnership	$444,843	$419,317	$421,484	$432,213	$444,029
Noncontrolling interest in consolidated joint ventures	47,342	104,814	69,617	59,374	66,470

Total Noncontrolling Interests	$492,185	$524,131	$491,101	$491,587	$510,499

Total Equity	$17,704,675	$18,107,465	$17,555,021	$17,630,219	$18,208,706

Total Liabilities and Equity	$41,953,068	$41,484,998	$39,215,217	$35,956,057	$36,680,546

(1)	Net of allowance for doubtful accounts of $36,240 and $33,048 as of March 31, 2023 and December 31, 2022, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.
(5)	Common Stock: 291,298,610 and 291,148,222 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	First Quarter 2023

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,074,355
Campus	1,565,544
Other (4)	143,707
Total Cash NOI, Annualized	$2,783,606
less: Partners' share of consolidated JVs	(52,472)
Acquisitions / dispositions / expirations	(66,623)
FY 2023 backlog cash NOI and 1Q23 carry-over (stabilized) (5)	140,581
Total Consolidated Cash NOI, Annualized	$2,805,092

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$185,372

Other Income
Development and Management Fees (net), Annualized	$31,474

Other Assets
Pre-stabilized inventory, at cost (7)	$262,129
Land held for development	194,564
Development CIP (8)	4,563,578
less: Investment associated with FY23 Backlog NOI	(641,402)
Cash and cash equivalents	131,406
Accounts and other receivables, net	1,070,066
Other assets	386,495
less: Partners' share of consolidated JV assets	(212,422)
Total Other Assets	$5,754,414

Liabilities
Global unsecured revolving credit facilities	$2,531,056
Unsecured term loans	1,552,925
Unsecured senior notes	13,357,299
Secured debt and other	563,856
Accounts payable and other accrued liabilities	1,923,819
Deferred tax liabilities, net	1,164,276
Security deposits and prepaid rents	392,021
Backlog NOI cost to complete (9)	324,717
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	1,123,360
less: Partners' share of consolidated JV liabilities	(386,047)
Total Liabilities	$23,302,282

Diluted Shares and Units Outstanding	297,963

(1)	Backlog and associated financial line items exclude activity related to unconsolidated joint venture buildings.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 33.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 1Q23 Cash NOI of $2.8 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2023. Excludes Digital Realty’s share of signed leases at unconsolidated joint venture buildings.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 30.
(7)	Excludes Digital Realty’s share of cost at unconsolidated joint venture buildings.
(8)	See page 26 for further details on the breakdown of the construction in progress balance.
(9)	Excludes Digital Realty’s share of expected cost to complete at unconsolidated joint venture buildings.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	First Quarter 2023

	As of March 31, 2023
		Interest Rate
	Interest	Including
	Rate	Swaps	2023	2024	2025	2026	2027	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	4.118%	4.118%	—	—	—	—	$2,473,851	—	$2,473,851
Yen revolving credit facility	0.570%	0.570%	—	—	—	—	57,205	—	57,205
Deferred financing costs, net	—	—	—	—	—	—	—	—	(16,854)
Total Global Unsecured Revolving Credit Facilities	4.037%	4.037%	—	—	—	—	$2,531,056	—	$2,514,202

Unsecured Term Loans
Euro term loan facility	3.090%	3.397%	—	—	$406,463	—	$406,462	—	$812,925
USD term loan facility	5.784%	5.578%	—	—	—	$740,000	—	—	740,000
Deferred financing costs, net	—	—	—	—	—	—	—	—	(10,650)
Total Unsecured Term Loans	4.374%	4.437%	—	—	$406,463	$740,000	$406,462	—	$1,542,275

Senior Notes
₣100 million 0.600% Notes due 2023	0.600%	0.600%	$109,235	—	—	—	—	—	$109,235
€600 million 2.625% Notes due 2024	2.625%	2.625%	—	$650,340	—	—	—	—	650,340
£250 million 2.750% Notes due 2024	2.750%	2.750%	—	308,425	—	—	—	—	308,425
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	—	$493,480	—	—	—	493,480
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	—	704,535	—	—	—	704,535
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	—	$1,165,193	—	—	1,165,193
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	—	—	300,397	—	—	300,397
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	—	—	$163,853	—	163,853
$1.00 billion 3.700% Notes due 2027 (2)	3.700%	2.485%	—	—	—	—	1,000,000	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	—	$541,950	541,950
$900 million 5.550% Notes due 2028 (2)	5.550%	3.996%	—	—	—	—	—	900,000	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	—	294,936	294,936
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	431,795	431,795
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	812,925	812,925
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	678,535	678,535
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	541,950	541,950
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,083,900	1,083,900
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	812,925	812,925
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	812,925	812,925
Unamortized discounts	—	—	—	—	—	—	—	—	(36,409)
Deferred financing costs	—	—	—	—	—	—	—	—	(62,810)
Total Senior Notes	2.432%	2.236%	$109,235	$958,765	$1,198,015	$1,465,590	$1,163,853	$8,461,841	$13,258,079

Secured Debt
ICN10 Facilities	6.280%	3.729%	—	—	—	—	—	$12,984	$12,984
Westin	3.290%	3.290%	—	—	—	—	$135,000	—	135,000
Teraco Loans	10.229%	8.958%	$239	$331	$602	$32,944	65,272	245,105	344,493
Deferred financing costs	—	—	—	—	—	—	—	—	(2,901)
Total Secured Debt	8.223%	7.266%	$239	$331	$602	$32,944	$200,272	$258,089	$489,576

Other Debt
Icolo loans	11.650%	11.650%	—	—	—	$4,442	$3,380	—	$7,822
Total Other Debt	11.650%	11.650%	—	—	—	$4,442	3,380	—	$7,822

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	9.675%	9.675%	—	$4,495	—	$62,935	—	—	$67,430
Unamortized discounts	—	—	—	—	—	—	—	—	(3,873)
Total Redeemable Preferred Shares	9.675%	9.675%	—	$4,495	—	$62,935	—	—	$63,557

Total unhedged variable rate debt	—	—	$239	$4,826	$407,065	$95,879	$3,002,790	$64,346	$3,575,145
Total fixed rate / hedged variable rate debt	—	—	109,235	958,765	1,198,015	2,210,032	1,302,233	8,655,584	14,433,865
Total Debt	3.015%	2.849%	$109,474	$963,591	$1,605,080	$2,305,911	$4,305,023	$8,719,930	$18,009,010

Weighted Average Interest Rate			0.618%	2.700%	2.445%	1.704%	3.585%	2.433%	2.849%

Summary

Weighted Average Term to Initial Maturity									4.8 Years

Weighted Average Maturity (assuming exercise of extension options)									5.0 Years

Global Unsecured Revolving Credit Facilities Detail As of March 31, 2023

	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$3,936,194	$1,304,438	$2,531,056

(1)	Assumes all extensions will be exercised.
(2)	Subject to cross-currency swaps.
(3)	Net of letters of credit issued of $100.7 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	First Quarter 2023

	As of March 31, 2023

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	44%	39%	Less than 60% (5)	42%
Secured debt / total assets (6)	Less than 40%	1%	1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	187%	208%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.50x	5.3x	5.3x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	5.6x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	45%
Unencumbered assets debt service coverage ratio (8)		N/A	N/A	Greater than 1.50x	6.9x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 17 except for the 0.60% notes due 2023, 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(3)	Ratios for the 0.60% notes due 2023, 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	First Quarter 2023

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended
	31-Mar-23	31-Mar-22	% Change	31-Dec-22	% Change
Rental revenues	$684,585	$639,728	7.0%	$659,933	3.7%
Tenant reimbursements - Utilities	262,406	190,406	37.8%	200,471	30.9%
Tenant reimbursements - Other	31,471	42,707	(26.3%)	38,339	(17.9%)
Interconnection & other	83,850	81,007	3.5%	80,257	4.5%
Total Revenue	$1,062,312	$953,847	11.4%	$979,000	8.5%

Utilities	$281,877	$205,404	37.2%	$222,775	26.5%
Rental property operating	169,589	155,715	8.9%	173,381	(2.2%)
Property taxes	30,257	37,089	(18.4%)	33,410	(9.4%)
Insurance	4,038	3,556	13.5%	4,379	(7.8%)
Total Expenses	$485,761	$401,764	20.9%	$433,945	11.9%

Net Operating Income (2)	$576,551	$552,083	4.4%	$545,054	5.8%
Less:
Stabilized straight-line rent	$998	($3,449)	(128.9%)	$13,952	(92.8%)
Above- and below-market rent	1,704	694	145.5%	1,733	(1.6%)
Cash Net Operating Income (3)	$573,848	$554,838	3.4%	$529,370	8.4%

Stabilized Portfolio occupancy at period end (4)	83.7%	82.7%	1.0%	84.2%	(0.5%)

(1)	Represents buildings owned as of December 31, 2021 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2022-2023, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 33.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 33.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended March 31, 2023	First Quarter 2023

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	1Q23	LTM	1Q23	LTM	1Q23	LTM	1Q23	LTM

Annualized GAAP Rent (in thousands)	$33,790	$128,838	$34,821	$290,075	$619	$18,730	$69,230	$437,644

Kilowatt leased	9,594	40,873	25,185	217,894	—	—	34,779	258,767
NRSF (in thousands)	141	459	248	2,315	20	382	410	3,155

Weighted Average Lease Term (years)	3.6	3.5	13.7	9.5	5.2	8.4	9.8	8.5

Initial stabilized cash rent per Kilowatt	$292	$262	$104	$107	—	—	$156	$131
GAAP rent per Kilowatt	$294	$263	$115	$111	—	—	$164	$135
Leasing cost per Kilowatt	$18	$23	$43	$35	—	—	$36	$33

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$295	$265	$116	$113	—	—	$165	$137
Rental concessions by Kilowatt	$1	$2	$1	$2	—	—	$1	$2
Estimated operating expense by Kilowatt	$87	$84	$30	$25	—	—	$45	$35

Net rent per Kilowatt	$207	$179	$86	$86	—	—	$119	$100

Tenant improvements by Kilowatt	—	—	$4	$1	—	—	$3	$1
Leasing commissions by Kilowatt	$14	$12	—	$1	—	—	$4	$2

Net effective rent per Kilowatt	$193	$167	$81	$84	—	—	$112	$97

Initial stabilized cash rent per NRSF	$238	$280	$127	$121	$26	$45	$160	$135
GAAP rent per NRSF	$239	$281	$140	$125	$30	$49	$169	$139
Leasing cost per NRSF	$15	$25	$52	$39	$8	$14	$37	$34

Net Effective Economics by NRSF (4)

Base rent by NRSF	$241	$283	$141	$128	$31	$49	$170	$141
Rental concessions by NRSF	$1	$2	$1	$3	$1	—	$1	$2
Estimated operating expense by NRSF	$59	$83	$36	$29	$9	$8	$43	$35

Net rent per NRSF	$180	$198	$104	$96	$21	$41	$126	$104

Tenant improvements by NRSF	—	—	$5	$1	—	—	$3	$1
Leasing commissions by NRSF	$12	$13	—	$1	$17	$3	$5	$3

Net effective rent per NRSF	$168	$185	$99	$94	$4	$38	$118	$101

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended March 31, 2023	First Quarter 2023

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	1Q23	LTM	1Q23	LTM	1Q23	LTM	1Q23	LTM

Leases renewed (Kilowatt)	39,629	131,620	15,058	105,957	—	—	54,687	237,577
Leases renewed (NRSF in thousands)	552	1,778	199	1,247	79	344	829	3,369
Leasing cost per Kilowatt	$1	$1	$1	$5	—	—	$1	$3
Leasing cost per NRSF	$1	—	$1	$5	$2	$3	$1	$2

Weighted Term (years)	1.4	1.7	2.8	4.5	4.2	5.6	2.0	3.1

Cash Rent

Expiring cash rent per Kilowatt	$247	$296	$168	$147	—	—	$229	$235
Renewed cash rent per Kilowatt	$258	$307	$175	$143	—	—	$239	$239

% Change Cash Rent Per Kilowatt	4.6%	3.6%	4.4%	(2.9%)	—	—	4.5%	2.0%

Expiring cash rent per NRSF	$213	$263	$153	$150	$30	$43	$181	$199
Renewed cash rent per NRSF	$223	$273	$160	$145	$31	$47	$189	$203

% Change Cash Rent Per NRSF	4.6%	3.6%	4.4%	(2.9%)	2.8%	10.3%	4.5%	2.0%

GAAP Rent

Expiring GAAP rent per Kilowatt	$245	$294	$149	$139	—	—	$222	$229
Renewed GAAP rent per Kilowatt	$258	$307	$167	$139	—	—	$236	$237

% Change GAAP Rent Per Kilowatt	5.1%	4.4%	11.8%	0.5%	—	—	6.0%	3.6%

Expiring GAAP rent per NRSF	$211	$261	$136	$141	$30	$40	$176	$194
Renewed GAAP rent per NRSF	$222	$272	$152	$142	$31	$47	$187	$201

% Change GAAP Rent Per NRSF	5.1%	4.4%	11.8%	0.5%	5.9%	18.7%	6.4%	3.6%

Retention ratio (5)	83.8%	86.2%	71.4%	69.6%	14.9%	34.9%	56.7%	69.6%

Churn (6)	1.4%	4.5%	0.3%	4.7%	4.8%	5.5%	1.1%	4.7%

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt and net rentble square feet, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars and Square Feet in Thousands (except per square foot and per KW data)	First Quarter 2023

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	2,261	—	—	—	—	—	—	—	—
Month to Month (3)	186	$47,894	1.4%	$258	$260	$48,317	12,129	$329	$332
2023	1,690	522,532	15.3%	309	310	524,125	119,605	364	365
2024	1,290	305,863	8.9%	237	239	308,890	90,703	281	284
2025	659	142,710	4.2%	216	222	146,675	43,773	272	279
2026	369	74,345	2.2%	201	208	76,970	26,781	231	240
2027	385	64,253	1.9%	167	177	67,954	27,556	194	206
2028	176	19,867	0.6%	113	124	21,778	9,470	175	192
2029	69	8,835	0.3%	128	140	9,675	4,605	160	175
2030	50	12,570	0.4%	254	260	12,871	3,907	268	275
2031	54	9,454	0.3%	176	188	10,108	2,681	294	314
2032	51	5,309	0.2%	103	108	5,564	1,650	268	281
Thereafter	197	2,226	0.1%	11	11	2,236	546	340	341

Total / Wtd. Avg.	7,437	$1,215,858	35.5%	$235	$239	$1,235,164	343,406	$295	$300

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,772	—	—	—	—	—	—	—	—
Month to Month (3)	408	$58,106	1.7%	$142	$142	$58,106	32,290	$150	$150
2023	989	129,003	3.8%	130	131	129,086	83,182	129	129
2024	1,404	215,898	6.3%	154	157	220,344	129,808	139	141
2025	1,917	282,007	8.2%	147	152	291,870	173,830	135	140
2026	1,920	265,214	7.8%	138	147	282,444	177,170	125	133
2027	1,793	238,863	7.0%	133	145	260,010	172,062	116	126
2028	855	104,094	3.0%	122	132	112,950	83,671	104	112
2029	974	120,421	3.5%	124	138	134,557	121,404	83	92
2030	937	130,092	3.8%	139	149	139,956	94,468	115	123
2031	1,066	122,842	3.6%	115	130	138,096	103,862	99	111
2032	755	91,832	2.7%	122	142	107,253	82,550	93	108
Thereafter	1,589	180,728	5.3%	114	133	210,871	156,917	96	112

Total / Wtd. Avg.	16,378	$1,939,099	56.7%	$133	$143	$2,085,542	1,411,213	$115	$123

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,805	—	—	—	—	—	—	—	—
Month to Month (3)	63	$2,097	0.1%	$33	$33	$2,097	—	—	—
2023	582	14,192	0.4%	24	24	14,182	—	—	—
2024	422	19,416	0.6%	46	47	19,815	—	—	—
2025	861	37,867	1.1%	44	45	39,177	—	—	—
2026	825	26,283	0.8%	32	35	29,201	—	—	—
2027	323	14,397	0.4%	45	49	15,830	—	—	—
2028	271	13,226	0.4%	49	55	14,789	—	—	—
2029	598	26,601	0.8%	44	52	31,190	—	—	—
2030	600	24,633	0.7%	41	49	29,365	—	—	—
2031	62	2,081	0.1%	34	41	2,522	—	—	—
2032	108	6,107	0.2%	56	65	7,090	—	—	—
Thereafter	3,176	79,336	2.3%	25	32	102,922	—	—	—

Total / Wtd. Avg.	9,696	$266,236	7.8%	$34	$39	$308,181	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,838	—	—	—	—	—	—	—	—
Month to Month (3)	657	$108,097	3.2%	$165	$165	$108,520	—	—	—
2023	3,261	665,728	19.5%	204	205	667,393	—	—	—
2024	3,117	541,177	15.8%	174	176	549,049	—	—	—
2025	3,438	462,583	13.5%	135	139	477,721	—	—	—
2026	3,115	365,842	10.7%	117	125	388,615	—	—	—
2027	2,501	317,513	9.3%	127	137	343,795	—	—	—
2028	1,302	137,188	4.0%	105	115	149,517	—	—	—
2029	1,640	155,856	4.6%	95	107	175,423	—	—	—
2030	1,586	167,294	4.9%	105	115	182,192	—	—	—
2031	1,182	134,377	3.9%	114	128	150,726	—	—	—
2032	915	103,248	3.0%	113	131	119,906	—	—	—
Thereafter	4,961	262,290	7.7%	53	64	316,029	—	—	—

Total / Wtd. Avg.	33,511	$3,421,193	100.0%	$124	$131	$3,628,887	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2023, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	First Quarter 2023

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	64	$380,161	10.0%	8.4
2	Social Content Platform	21	151,725	4.0%	4.9
3	Global Cloud Provider	57	146,406	3.8%	5.6
4	IBM	40	138,622	3.6%	2.7
5	Oracle Corporation	35	129,858	3.4%	4.6
6	Fortune 25 Investment Grade-Rated Company	28	110,879	2.9%	3.7
7	Equinix	17	88,002	2.3%	6.7
8	LinkedIn Corporation	8	85,410	2.2%	1.8
9	Fortune 500 SaaS Provider	15	82,810	2.2%	3.3
10	Meta Platforms, Inc.	45	71,425	1.9%	4.0
11	Fortune 25 Tech Company	49	66,166	1.7%	3.9
12	Cyxtera	15	63,107	1.7%	9.1
13	Social Media Platform	8	61,722	1.6%	8.1
14	Rackspace	25	53,582	1.4%	9.6
15	Lumen Technologies, Inc.	129	52,194	1.4%	9.9
16	JPMorgan Chase & Co.	17	43,533	1.1%	1.6
17	Verizon	100	42,866	1.1%	3.2
18	Comcast Corporation	39	40,659	1.1%	4.8
19	AT&T	76	40,023	1.0%	2.7
20	Zayo	118	36,544	1.0%	1.5
	Total / Weighted Average		$1,885,694	49.4%	6.0

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of March 31, 2023, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars and Square Feet in Thousands	First Quarter 2023

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	31-Mar-23	31-Dec-22	IT Load (6)	Count
North America

Northern Virginia	5,976	1,383	311	$607,840	93.8%	93.8%	510.6	25
Chicago	3,428	35	113	320,255	91.9%	91.7%	162.7	10
New York	2,054	159	144	218,074	78.0%	80.6%	55.8	13
Dallas	3,334	327	77	204,362	82.8%	83.0%	111.2	22
Silicon Valley	1,590	—	131	176,557	94.6%	95.2%	94.6	15
Portland	666	485	—	74,639	97.5%	97.4%	66.5	3
Phoenix	796	—	—	70,239	70.7%	70.0%	42.5	2
San Francisco	843	—	—	64,209	65.9%	65.5%	31.5	4
Atlanta	526	31	314	53,884	96.7%	96.4%	7.1	4
Los Angeles	611	11	—	40,677	80.8%	80.1%	16.2	2
Seattle	399	—	—	39,090	78.6%	79.0%	19.5	1
Toronto	367	360	—	33,056	88.1%	84.5%	33.8	2
Boston	437	—	51	18,331	44.7%	45.9%	19.0	3
Houston	393	—	14	14,746	55.7%	61.6%	13.0	6
Miami	226	—	—	8,484	85.4%	84.2%	1.3	2
Austin	86	—	—	7,220	58.6%	58.6%	4.3	1
Charlotte	95	—	—	5,377	90.4%	90.0%	1.5	3
North America Total/Weighted Average	21,826	2,791	1,155	$1,957,042	86.0%	86.1%	1,191.1	118

EMEA

Frankfurt	2,092	1,648	—	$253,081	84.7%	87.9%	134.2	29
London	1,432	64	96	223,731	64.9%	65.8%	103.9	16
Amsterdam	1,271	—	92	165,796	80.3%	79.5%	116.8	13
Johannesburg	833	1,340	—	95,700	81.6%	71.7%	48.7	5
Paris	923	774	—	94,037	68.9%	81.2%	74.6	13
Marseille	436	83	38	61,641	82.6%	81.6%	38.6	4
Dublin	475	78	—	56,396	81.2%	80.8%	32.5	9
Vienna	355	133	—	50,331	80.9%	81.3%	25.6	3
Zurich	285	314	—	44,398	80.4%	81.0%	17.0	3
Madrid	238	171	—	41,976	87.4%	86.4%	16.8	4
Brussels	163	175	—	30,179	78.9%	76.4%	6.7	3
Cape Town	260	468	—	26,730	87.4%	78.8%	16.4	2
Stockholm	190	108	—	22,472	70.3%	71.0%	16.8	6
Copenhagen	176	149	—	19,607	77.4%	77.6%	8.1	3
Dusseldorf	116	98	—	19,171	60.8%	61.6%	11.0	3
Athens	55	159	—	8,051	86.7%	87.1%	2.2	4
Durban	45	—	—	5,124	75.3%	73.1%	1.1	1
Zagreb	22	8	—	2,973	82.5%	80.8%	0.9	1
Nairobi	16	—	—	2,203	73.1%	72.7%	0.5	1
Mombasa	46	—	12	1,563	15.1%	12.2%	2.8	2
Maputo	7	—	—	—	—	—	1.0	1
EMEA Total/Weighted Average	9,435	5,770	239	$1,225,159	77.6%	78.1%	676.1	126

Asia Pacific

Singapore	883	7	—	$198,257	93.4%	94.0%	78.5	3
Sydney	362	—	88	30,460	90.1%	90.1%	22.1	4
Melbourne	147	—	—	14,579	62.3%	62.3%	9.6	2
Seoul	162	—	—	1,038	4.3%	4.3%	12.0	1
Hong Kong	99	186	—	230	0.6%	0.6%	7.5	1
Asia Pacific Total/Weighted Average	1,653	192	88	$244,563	75.6%	75.9%	129.7	11

Non-Data Center Properties	380	—	212	$343	13.5%	100.0%	—	—

Consolidated Portfolio Total/Weighted Average	33,293	8,754	1,693	$3,427,106	82.3%	83.5%	1,996.9	255

Managed Unconsolidated Joint Ventures

Northern Virginia	1,350	—	—	$97,147	100.0%	100.0%	89.7	7
Silicon Valley	414	—	—	$25,715	100.0%	100.0%	10.9	4
Hong Kong	186	—	—	$20,933	87.4%	87.4%	11.0	1
Toronto	104	—	—	$10,774	69.5%	87.1%	6.8	1
Los Angeles	197	—	—	$5,325	100.0%	100.0%	—	2
Lagos	4	—	—	$893	100.0%	100.0%	0.2	1
Abuja	1	—	—	$118	73.0%	73.0%	0.1	1
Managed Unconsolidated Portfolio Total/Weighted Average	2,257	—	—	$160,906	97.5%	98.4%	118.5	17

Managed Portfolio Total/Weighted Average	35,550	8,754	1,693	$3,588,012	83.2%	84.5%	2,115.5	272

Digital Realty Share Total/Weighted Average (7)	33,511	8,053	1,693	$3,421,193	82.6%	84.0%	1,998.9	—

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,125	279	1,067	$160,876	99.0%	98.9%	97.2	23
Tokyo	1,272	27	—	$72,649	69.0%	71.8%	58.8	3
Osaka	409	174	196	$62,563	88.5%	88.5%	38.9	4
Queretaro	108	9	391	$16,111	100.0%	100.0%	8.0	3
Santiago	96	—	198	$12,743	100.0%	77.9%	10.2	3
Rio De Janeiro	99	—	—	$11,164	100.0%	100.0%	8.0	2
Fortaleza	94	—	—	$9,798	100.0%	100.0%	6.2	1
Seattle	51	—	—	$7,770	100.0%	100.0%	9.0	1
Bogota	—	—	197	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	3,254	490	2,049	$353,674	86.1%	87.1%	236.2	42

Portfolio Total/Weighted Average	38,804	9,243	3,742	$3,941,687	83.5%	84.7%	2,351.7	314

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 25).
(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 28).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2023, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars and Square Feet in Thousands	First Quarter 2023

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Northern Virginia	4	867	$134,820	$113,523	$248,343	4	516	56,000	$189,346	$421,782	$611,128	71.4%	4Q23		5	1,383	$324,166	$535,305	$859,471
Dallas	2	164	13,345	85,913	99,258	2	164	16,000	23,023	312,545	335,568	100.0%	2Q24		2	327	36,368	398,458	434,826
Portland	1	277	88,882	4,877	93,759	1	208	24,000	169,146	78,518	247,664	100.0%	3Q23		1	485	258,028	83,395	341,423
Toronto	—	—	—	—	—	1	360	22,000	106,543	123,581	230,124	100.0%	4Q23		1	360	106,543	123,581	230,124
New York	—	—	—	—	—	3	159	10,800	52,308	124,316	176,624	66.7%	1Q24		3	159	52,308	124,316	176,624
Other	—	—	—	—	—	3	77	7,200	71,239	43,182	114,421	42.5%	2Q23-4Q24		3	77	71,239	43,182	114,421
North America	7	1,308	$237,047	$204,313	$441,360	14	1,484	136,000	$611,604	$1,103,925	$1,715,529	82.5%		8.4%	15	2,791	$848,652	$1,308,237	$2,156,889

Frankfurt	5	1,054	$203,937	$159,041	$362,978	3	595	51,360	$276,374	$486,838	$763,211	80.3%	3Q24		7	1,648	$480,311	$645,878	$1,126,189
Paris	1	62	21,079	18,046	39,125	5	712	69,300	294,842	642,805	937,647	24.1%	2Q24		5	774	315,921	660,851	976,772
Zurich	—	—	—	—	—	1	314	25,468	290,788	139,899	430,687	74.7%	4Q23		1	314	290,788	139,899	430,687
Brussels	—	—	—	—	—	2	175	15,050	119,225	83,070	202,294	53.2%	3Q23		2	175	119,225	83,070	202,294
Athens	—	—	—	—	—	2	159	13,600	55,929	106,760	162,689	36.7%	3Q23		2	159	55,929	106,760	162,689
Other	8	1,348	148,429	158,282	306,711	12	1,352	95,339	417,713	411,749	829,462	24.1%	2Q23-4Q24		13	2,700	566,142	570,031	1,136,173
EMEA	14	2,464	$373,446	$335,369	$708,814	25	3,306	270,117	$1,454,869	$1,871,120	$3,325,989	41.8%		11.0%	30	5,770	$1,828,315	$2,206,488	$4,034,803

Other	1	186	$36,381	$833	$37,215	1	7	1,000	—	7,967	7,967	—	4Q23		2	192	$36,381	$8,800	$45,181
Asia Pacific	1	186	$36,381	$833	$37,215	1	7	1,000	—	$7,967	$7,967	—		17.3%	2	192	$36,381	$8,800	$45,181

Total	22	3,957	$646,874	$540,514	$1,187,389	40	4,797	407,117	$2,066,474	$2,983,011	$5,049,485	55.3%		10.1%	47	8,754	$2,713,348	$3,523,526	$6,236,874

(1)	Represents costs incurred through March 31, 2023.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars (except per square foot data) and Square Feet in Thousands	First Quarter 2023

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	86.2	$194,564	—	$194,564
Development Construction in Progress
Land - Current Development (1)	N/A	748.5	$1,082,078	—	$1,082,078
Space Held for Development (1)	1,693	N/A	245,526	—	245,526	$145
Base Building Construction (2)	3,957	N/A	646,874	$540,514	1,187,389	300
Data Center Construction	4,797	N/A	2,066,474	2,983,011	5,049,485	1,053
Equipment Pool & Other Inventory (3)	N/A	N/A	43,672	—	43,672
Campus, Tenant Improvements & Other (4)	N/A	N/A	478,954	176,168	655,122
Total Development Construction in Progress	10,447	748.5	$4,563,578	$3,699,693	$8,263,272

Enhancement & Other			$17,713	$13,361	$31,074
Recurring			16,669	24,960	41,629
Total Construction in Progress		834.7	$4,792,524	$3,738,014	$8,530,539

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of March 31, 2023 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements. Includes $320.5 million included in our Consolidated Balance Sheet related to fair value adjustments on Teraco portfolio projects that were partially constructed as of August 1, 2022.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through March 31, 2023. Excludes costs incurred by unconsolidated joint ventures.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars and Square Feet in Thousands	First Quarter 2023

	Three Months Ended
	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22

Non-Recurring Capital Expenditures (1)

Development	$644,910	$730,341	$583,198	$466,304	$430,947

Enhancements and Other Non-Recurring	2,796	2,023	1,571	3,310	5,387

Total Non-Recurring Capital Expenditures	$647,706	$732,364	$584,769	$469,614	$436,334

Recurring Capital Expenditures (2)	$40,465	$109,999	$66,200	$43,497	$46,770

Total Direct Capital Expenditures	$688,171	$842,363	$650,969	$513,111	$483,104

Indirect Capital Expenditures

Capitalized Interest	$26,771	$24,581	$17,304	$14,131	$14,751

Capitalized Overhead	23,735	22,632	21,583	21,051	20,879

Total Indirect Capital Expenditures	$50,506	$47,213	$38,887	$35,182	$35,630

Total Improvements to and Advances for Investment in Real Estate	$738,677	$889,576	$689,856	$548,293	$518,734

Consolidated Portfolio Net Rentable Square Feet (3)	33,511	32,905	32,170	32,396	31,551

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars and Square Feet in Thousands	First Quarter 2023

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	314	$25,720
Boston	—	—	—	—	1	51	23,623
Chicago	1	1.4	—	$27,508	6	326	41,795
Dallas	2	60.4	—	44,014	3	77	10,126
Houston	—	—	—	—	1	14	2,726
New York	1	21.5	—	45,432	5	144	17,050
Northern Virginia	5	541.5	—	510,041	7	311	2,128
Silicon Valley	1	13.0	—	75,616	1	131	14,499
North America	10	637.8	—	$702,611	25	1,367	$137,666

Amsterdam	1	4.4	—	$48,256	2	92	$34,252
Barcelona	1	2.4	—	15,663	—	—	—
Crete	1	1.2	—	2,168	—	—	—
Dublin	2	5.0	—	16,933	—	—	—
Frankfurt	2	26.6	—	203,715	—	—	—
London	1	6.7	$15,847	—	3	96	29,009
Madrid	1	1.8	19,042	—	—	—	—
Marseille	—	—	—	—	1	38	—
Maputo	1	1.2	—	2,884	—	—	—
Mombasa	1	1.0	900	—	1	12	1,992
Nairobi	2	4.4	1,517	1,517	—	—	—
Paris	2	47.8	—	27,367	—	—	—
Rome	1	55.1	—	23,880	—	—	—
Zagreb	1	6.5	8,491	—	—	—	—
Zurich	1	2.6	—	29,642	—	—	—
EMEA	18	166.9	$45,796	$372,024	7	239	$65,254

Melbourne	1	4.1	$4,029	—	—	—	—
Osaka	1	2.5	—	$7,443	—	—	—
Seoul	1	4.9	75,520	—	—	—	—
Sydney	1	18.5	69,219	—	1	88	$42,606
Asia Pacific	4	30.0	$148,768	$7,443	1	88	$42,606

Consolidated Portfolio	32	834.7	$194,564	$1,082,078	33	1,693	$245,526

(1)	Represents locations acquired to support ground-up development.
(2)	Represents costs incurred through March 31, 2023. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars and Square Feet in Thousands	First Quarter 2023

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
MC Digital Realty Land Parcel (5)	Land	Osaka, Japan	3/13/2023	$7,138	—	—	—	—	—
Cape Town 1 / Great Westerford (6)	Land & Building Shell	Cape Town, South Africa	3/7/2023	Undisclosed	—	—	—	—	—
Total	—	—	—	$7,138	—	—	—	—	—

Closed Dispositions:

Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
43915 Devin Shafron Dr (Bldg A)	Building	Northern Virginia	3/3/2023	Undisclosed	—	—	—	—	—
Total	—	—	—	—	—	—	—	—	—

Closed Joint Venture Contributions:

Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price before contractual purchase price adjustments, transaction expenses, taxes and potential currency fluctuations.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under active development and space held for development.
(5)	Represents USD to JPY exchange rate as of 3/31/23 of 132.86. Digital Realty's share of the purchase price is $3.6 million.
(6)	Teraco acquired a freehold interest of the Cape Town 1 site, a land and building shell, which they had previously leased.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	First Quarter 2023

Summary Balance Sheet -	As of March 31, 2023
at the JV's 100% Share	Ascenty	Mitsubishi	Digital Core REIT	Lumen (1)	Mapletree	Other (2)	Total

Undepreciated book value of operating real estate	$1,483,071	$1,370,802	$1,365,892	$184,121	$783,594	$465,509	$5,652,988
Accumulated depreciation & amortization	(317,601)	(119,366)	(47,231)	(61,845)	(143,698)	(23,248)	(712,989)
Net Book Value of Operating Real Estate	$1,165,471	$1,251,436	$1,318,661	$122,276	$639,895	$442,261	$4,939,999
Cash	74,505	311,738	18,898	17,758	34,354	25,646	482,899
Other assets	1,295,692	171,133	238,009	8,470	170,582	114,492	1,998,379
Total Assets	$2,535,668	$1,734,306	$1,575,568	$148,504	$844,832	$582,399	$7,421,277

Debt	1,034,128	695,495	502,866	—	—	91,003	2,323,492
Other liabilities	254,142	152,879	46,598	9,801	22,930	101,089	587,438
Equity / (deficit)	1,247,398	885,932	1,026,104	138,703	821,902	390,307	4,510,347
Total Liabilities and Equity	$2,535,668	$1,734,306	$1,575,568	$148,504	$844,832	$582,399	$7,421,277

Digital Realty's ownership percentage	49% (3)	50%	42% (4)	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$527,405	$347,747	$210,943	—	—	$37,264	$1,123,360

Summary Statement of Operations -	Three Months Ended March 31, 2023
at the JV's 100% Share	Ascenty	Mitsubishi	Digital Core REIT	Lumen (1)	Mapletree	Other (2)	Total

Total revenues	$69,708	$60,370	$28,578	$6,269	$31,416	$10,262	$206,602
Operating expenses	(27,600)	(33,757)	(9,320)	(2,132)	(14,406)	(7,108)	(94,323)
Net Operating Income (NOI)	$42,108	$26,613	$19,258	$4,137	$17,010	$3,154	$112,279

Straight-line rent	—	(4,145)	(1,967)	196	(352)	(164)	(6,432)
Above and below market rent	—	—	(920)	—	178	—	(742)
Cash Net Operating Income (NOI)	$42,108	$22,468	$16,371	$4,333	$16,836	$2,990	$105,105

Interest expense	($19,980)	($733)	($5,409)	(0)	—	($2,639)	($28,761)
Depreciation & amortization	(31,282)	(12,570)	(16,165)	(2,094)	(16,939)	(1,213)	(80,265)
Other income / (expense)	(4,014)	(3,509)	(1,263)	(130)	(1,265)	76,522	66,341
FX remeasurement on USD debt	21,510	—	(1,877)	—	—	—	19,633
Total Non-Operating Expenses	($33,766)	($16,812)	($24,714)	($2,225)	($18,204)	$72,670	($23,051)

Net Income / (Loss)	$8,342	$9,801	($5,456)	$1,912	($1,194)	$75,824	$89,228

Digital Realty's ownership percentage	49% (3)	50%	42% (4)	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$21,475	$13,306	$8,078	$2,068	$3,402	$1,251	$49,581

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$21,475	$11,234	$6,867	$2,166	$3,367	$1,233	$46,343

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	$4,239	$4,901	($1,784)	$956	($239)	$6,826	$14,897

Digital Realty's Pro Rata Share of Core FFO (5)	$9,264	$11,220	$5,668	$2,004	$3,149	($778)	$30,525

Digital Realty's Fee Income from Joint Ventures	—	$10	$2,784	$163	$782	$177	$3,915

(1)	Formerly known as 33 Chun Choi Street.
(2)	Includes Medallion, Clise, Colovore, Menlo, Starwood, Walsh, and BAM Digital Realty joint ventures.
(3)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(4)	As of March 31, 2023, Digital Realty owns approximately 35% of Digital Core REIT and separately owns a 10% retained interest in the underlying North American operating properties, and a 75% retained interest in the underlying German operating property.
(5)	For a definition of Core FFO, see page 32.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	First Quarter 2023

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22

Net Income / (Loss) Available to Common Stockholders	$58,547	($6,093)	$226,894	$53,245	$63,101
Interest	102,220	86,882	76,502	69,023	66,725
Loss from early extinguishment of debt	—	—	—	—	51,135
Income tax expense (benefit)	21,454	(17,676)	19,576	16,406	13,244
Depreciation & amortization	421,198	430,130	388,704	376,967	382,132
EBITDA	$603,419	$493,244	$711,676	$515,642	$576,337
Unconsolidated JV real estate related depreciation & amortization	33,719	33,927	30,831	29,023	29,319
Unconsolidated JV interest expense and tax expense	18,556	53,481	11,948	6,708	21,111
Severance, equity acceleration, and legal expenses	4,155	15,980	1,655	3,786	2,077
Transaction and integration expenses	12,267	17,350	25,862	13,586	11,968
(Gain) / loss on sale of investments	—	6	(173,990)	—	(2,770)
Impairment of investments in real estate	—	3,000	—	—	—
Other non-core adjustments, net	(14,604)	15,127	(94)	31,633	(48,858)
Non-controlling interests	111	(3,326)	1,716	436	3,629
Preferred stock dividends, including undeclared dividends	10,181	10,181	10,181	10,181	10,181
(Gain on) / Issuance costs associated with redeemed preferred stock	—	—	—	—	—
Adjusted EBITDA	$667,804	$638,969	$619,786	$610,994	$602,994

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22

Total GAAP interest expense	$102,220	$86,882	$76,502	$69,023	$66,725
Capitalized interest	26,771	24,581	17,304	14,131	14,751
Change in accrued interest and other non-cash amounts	38,137	(67,909)	31,860	(43,952)	52,324
Cash Interest Expense (2)	$167,128	$43,554	$125,666	$39,202	$133,800

Preferred dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (3)	$139,172	$121,645	$103,987	$93,335	$91,657

Coverage
Interest coverage ratio (4)	4.7x	5.3x	6.1x	6.6x	6.1x
Cash interest coverage ratio (5)	3.7x	11.9x	4.6x	12.6x	4.0x
Fixed charge coverage ratio (6)	4.4x	4.9x	5.5x	6.0x	5.5x
Cash fixed charge coverage ratio (7)	3.5x	10.0x	4.3x	10.4x	3.7x

Leverage
Debt to total enterprise value (8)(9)	37.3%	35.2%	34.5%	27.1%	25.5%
Debt plus preferred stock to total enterprise value (9)(10)	38.9%	36.8%	36.2%	28.5%	26.8%
Pre-tax income to interest expense (11)	1.7x	1.0x	4.1x	1.9x	2.2x
Net Debt to Adjusted EBITDA (12)	7.1x	6.9x	6.7x	6.2x	6.3x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, and preferred dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(8)	Mortgage debt and other loans divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2023

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2023

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended March 31, 2023, GAAP interest expense was $102 million, capitalized interest was $27 million and scheduled debt principal payments and preferred dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended
(in thousands)	31-Mar-23	31-Dec-22	31-Mar-22

Operating income	$177,335	$120,981	$141,236

Fee income	(7,868)	(7,508)	(5,757)
Other income	(887)	(168)	(15)
Depreciation and amortization	421,198	430,130	382,132
General and administrative	107,766	104,452	96,435
Severance, equity acceleration, and legal expenses	4,155	15,980	2,077
Transaction expenses	12,267	17,350	11,968
Other expenses	—	3,615	7,657

Net Operating Income	$713,965	$687,831	$635,734

Cash Net Operating Income (Cash NOI)

Net Operating Income	$713,965	$687,831	$635,734

Straight-line rental revenue	(16,327)	(32,226)	(6,530)
Straight-line rental expense	(510)	(680)	3,646
Above- and below-market rent amortization	(1,226)	(762)	335

Cash Net Operating Income	$695,902	$654,164	$633,185

Constant Currency CFFO Reconciliation	Three Months Ended
(in thousands)	31-Mar-23		31-Mar-22

Core FFO (1)	$493,500		$484,490
Core FFO impact of holding '22 Exchange Rates Constant (2)	9,413		—

Constant Currency Core FFO	$502,913		$484,490
Weighted-average shares and units outstanding - diluted	297,382		290,662
Constant Currency CFFO Per Share	$1.69		$1.67

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2023 constant with average currency translation rates that were applicable to the same periods in 2022.

Forward-Looking Statements	Financial Supplement
First Quarter 2023

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, adjusted FFO, and net income, 2023 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers and business partners during a pandemic, such as COVID-19;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2022 and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, and PlatformDIGITAL®, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.